SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

PIZZA INN, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set for the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Mark E. Schwarz	Pizza Inn, Inc.
Chairman of the Board	3551 Plano Parkway
Timothy P. Taft	The Colony, TX 75056
Director, Chief Executive Officer	www.pizzainn.com
and President

To our Shareholders:

We are pleased to invite you to the 2006 Annual Meeting of Shareholders of Pizza Inn, Inc. (the “Company”) to be held at the Company’s corporate offices, 3551 Plano Parkway, The Colony, Texas 75056, on Wednesday, December 13, 2006, at 10:00 a.m., local time.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. To vote your shares, you may use the enclosed proxy card, vote via the Internet or telephone or attend the special meeting and vote in person. On behalf of the board of directors, we urge you to complete, sign, date and return the enclosed proxy card, or vote via the Internet or telephone, even if you currently plan to attend the annual meeting because this will ensure your representation at the annual meeting. Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in Pizza Inn, Inc.

Sincerely,

Mark E. Schwarz	Timothy P. Taft
Chairman of the Board	Director, Chief Executive Officer and President

PIZZA INN, INC.
3551 PLANO PARKWAY
THE COLONY, TEXAS 75056
(469) 384-5000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 13, 2006
QUESTIONS AND ANSWERS
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
PROPOSALS TO BE VOTED ON PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE EMPLOYMENT AGREEMENTS
FEES PAID TO INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
MISCELLANEOUS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date	10:00 a.m., local time, on Wednesday, December 13, 2006.

Place	The Company’s corporate office at 3551 Plano Parkway, The Colony, TX 75056.

Items of Business	(1) To elect a board of directors to hold office until the next succeeding annual meeting of shareholders or until their respective successors shall have been elected and qualified;

(2) To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal year 2007; and

(3) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a Company shareholder as of the close of business on October 16, 2006, the record date for the annual meeting. At the close of business on that date, there were 10,108,494 outstanding shares of common stock, $.01 par value (“Common Stock”). No other class of securities of the Company is entitled to notice of, or to vote at, the annual meeting.

Meeting Admission	You are entitled to attend the annual meeting only if you were a Company shareholder as of the close of business on October 16, 2006 or hold a valid proxy for the annual meeting. You should be prepared to offer proof of identification for admittance. If you are a shareholder of record or hold your shares through the Pizza Inn, Inc. 401(k) Plan, we may verify your ownership as of the record date prior to admitting you to the meeting. If you are not a shareholder of record but hold your shares through a broker, trustee or nominee (i.e., in “street name”), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to October 16, 2006, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership. If you do not provide identification upon request, the Company has the right to refuse you admission to the meeting.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instructions by completing, signing, dating and returning your proxy card in the pre-addressed envelope provided, or, in most cases, by using the telephone or Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers — Voting Information in this proxy statement and the instructions on the proxy card.

By order of the Board of Directors,

Rod J. McDonald
Secretary and General Counsel

The Colony, Texas
November 29, 2006

This Notice of Annual Meeting and Proxy Statement and form of proxy are being distributed on or about December 3, 2006.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 13, 2006

Pizza Inn, Inc., a Missouri corporation (the “Company”), is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held at the Company’s corporate offices, 3551 Plano Parkway, The Colony, Texas 75056, on Wednesday, December 13, 2006, at 10:00 a.m., local time, and at any postponement or adjournment thereof. This Proxy Statement and the enclosed form of proxy are first being sent or given to the Company’s shareholders on or about December 3, 2006.

QUESTIONS AND ANSWERS

Proxy Materials

1.	Why am I receiving these materials?

The Board of Directors (the “Board”) of the Company is providing these proxy materials for you in connection with the Company’s annual meeting of shareholders, which will take place on Wednesday, December 13, 2006, at 10:00 a.m., local time. As a shareholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

2.	What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the Board and Board committees, the compensation of directors and certain current and former executive officers and other required information.

3.	How may I obtain the Company’s Form 10-K and other financial information?

A copy of our 2006 Annual Report, which includes our 2006 Form 10-K and 10-K/A, is enclosed. Shareholders may request another free copy of our 2006 Annual Report from:

Pizza Inn, Inc.
Attn: Investor Relations
3551 Plano Parkway
The Colony, TX 75056
(800) 880-9955
http://www.pizzainn.com

Alternative, current and prospective investors can access the 2006 Annual Report on the Investor Relations page of our web site at:

http://www.pizzainn.com

We will also furnish any exhibit to the 2006 Form 10-K and 10-K/A as specifically requested.

4.	How may I obtain a separate set of proxy materials?

If you share an address with another shareholder, you may receive only one set of proxy materials (including our 2006 Annual Report with 2006 Form 10-K and 10-K/A and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now, please request the additional copies by contacting our stock transfer agent, Securities Transfer Corporation, at:

(469) 633-0101
http://stctransfer.com

If you hold shares beneficially in “street name” and you wish to receive a separate set of proxy materials in the future, please call Automatic Data Processing, Inc. at:

(800) 542-1061

5.	How may I request a single set of proxy materials for my household?

If you share an address with another shareholder and have received multiple copies of our proxy materials, you may write us at the address shown in the answer to question 3 above and request that a single set of proxy materials be sent to your household in the future.

6.	How may I request an electronic copy of the proxy materials?

You may sign up for future electronic delivery of proxy materials at: http://www.pizzainn.com

7.	What should I do if I receive more than one set of proxy materials?

Under certain circumstances, you may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a proxy card for each such brokerage account. If you are a shareholder of record and your shares are registered in more than one name, or variation of a name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card that you receive.

Voting Information

8.	What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on are:

(1) To elect a board of directors to hold office until the next succeeding annual meeting of shareholders or until their respective successors shall have been elected and qualified;

(2) To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal year 2007; and

(3) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

We will also consider any other business that properly comes before the meeting. See question, “What happens if additional matters are presented at the meeting?” below.

9.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” each of the scheduled items of business.

10.	What shares can I vote?

Each share of the Company’s common stock issued and outstanding as of the close of business on October 16, 2006, the Record Date, is entitled to be voted on all items being voted on at the meeting. You may vote all shares you own as of the Record Date, including (1) shares held directly in your name as the shareholder of record, and (2) shares for which you are the beneficial owner through a broker, trustee or nominee such as a bank. On the Record Date, we had approximately 10,108,494 shares of common stock issued and outstanding.

11.	How can I vote my shares in person at the meeting?

Shares held in your name as the shareholder of record may be voted in person at the meeting. Shares held beneficially in “street name” may be voted in person at the meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

12.	How can I vote my shares without attending the meeting?

Whether you hold shares directly as the shareholder of record or beneficially in “street name,” you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy as described below. If you hold shares beneficially in “street name,” you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card, or the voting instruction card provided by your broker, trustee or nominee, as applicable.

By Mail — Shareholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial holders may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

By Internet — Shareholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards. Most shareholders who hold shares beneficially in “street name” may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for Internet voting availability.

By Telephone — Shareholders of record who live in the United States may submit proxies by following the “Vote by Telephone” instructions on their proxy cards. Most shareholders who hold shares beneficially in “street name” and live in the United States may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for telephone voting availability.

13.	What is the deadline for voting my shares?

If you hold the shares as the shareholder of record, your proxy must be received before the polls close at the meeting. If you hold shares beneficially in “street name” with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee.

14.	May I change my vote?

You may change your vote at any time prior to the vote at the meeting. If you are a shareholder of record, you may change your vote in one of three ways: (1) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), (2) by providing a written notice of revocation to the Corporate Secretary at the Company’s corporate office address prior to your shares being voted, or (3) by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

15.	Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

16.	How are votes counted and what is the voting requirement to approve each of the proposals?

A majority of the outstanding shares entitled to vote at the meeting, represented in person or by proxy, constitutes a quorum at the meeting. If a quorum is not present, in person or by proxy, the meeting may be postponed or adjourned from time to time until a quorum is obtained. Each outstanding share entitled to vote under the provisions of the Company’s Restated Articles of Incorporation will be entitled to one vote on each matter submitted to a vote at the meeting.

In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the election of directors, votes withheld do not affect whether a nominee has received sufficient votes to be elected. You may not cumulate your votes. Thus, a shareholder is not entitled to cumulate his votes and cast them all for any single nominee or to spread his votes, so cumulated, among more than one nominee. The election of each nominee as a director requires the affirmative vote of the holders of record of a majority of the outstanding shares entitled to vote on the election of directors and represented in person or by proxy at the meeting at which a quorum is present.

For the other item of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” For the purpose of determining whether the shareholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, and abstaining has the same effect as a negative vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum. Shares as to which voting instructions are given as to at least one of the matters to be voted on are also deemed to be represented. If the proxy states how the shares are to be voted and in the absence of instructions by the shareholder, such shares will be deemed to be represented at the meeting.

17.	What happens if additional matters are presented at the meeting?

Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason one or more of our nominees is not available as a candidate for director, the persons named as proxy holders may vote your proxy for such other candidate or candidates as the Board may nominate.

18.	Who will serve as inspector of elections?

The inspector of elections will be a representative from the Company’s stock transfer agent, Securities Transfer Corporation.

19.	Who will bear the cost of soliciting votes for the meeting?

The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities other than reasonable out-of-pocket expenses directly related to such solicitation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.

20.	Where can I find voting results from the annual meeting?

We intend to publish the final voting results from the annual meeting in our quarterly report on Form 10-Q for the second quarter of fiscal 2007.

Stock Ownership Information

21.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most Company shareholders hold their shares directly in their own names rather than through a broker or other nominee. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Securities Transfer Corporation, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to a third party, or to vote in person at the meeting. There is a proxy card enclosed with these materials for your use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the meeting. Your broker, trustee or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or nominee how to vote your shares. Since a beneficial owner is not a shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee holding your shares, giving you the right to vote the shares at the meeting.

22.	What happens if I have questions for the Company’s transfer agent?

Please contact the Company’s transfer agent at the phone number or address listed below with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Securities Transfer Corporation, Inc.
2591 Dallas Parkway, Suite 102
Frisco, TX 75034
(469) 633-0101

Annual Meeting Information

23.	How can I attend the meeting?

You are entitled to attend the annual meeting only if you were a Company shareholder as of the close of business on October 16, 2006 or hold a valid proxy for the annual meeting. You should be prepared to offer proof of identification for admittance. If you are a shareholder of record or hold your shares through the Pizza Inn, Inc. 401(k) Plan, your ownership as of the Record Date may be verified prior to being admitted to the meeting. If you are not a shareholder of record but hold your shares through a broker, trustee or nominee (i.e., in “street name”), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to October 16, 2006, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership. If you do not provide identification upon request, the Company has the right to refuse you admission to the meeting.

24.	How many shares must be present?

The quorum requirements for holding the meeting and transacting business are that a majority of the outstanding shares entitled to vote at the meeting, must be represented in person or by proxy. Shares held by brokers who do not vote (“broker non-votes”) because they do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted as present for the purpose of determining the existence of a quorum. Shares as to which voting instructions are given as to at least one of the matters to be voted are also deemed to be represented. If the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares will be deemed to be represented at the meeting.

Shareholder Proposals, Director Nominations and Related Bylaw Provisions

25.	What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders?

If a shareholder wishes to present a proposal at the annual meeting of shareholders tentatively scheduled for December 12, 2007, the shareholder must deliver his or her proposal to the Company in proper form at its principal executive offices prior to July 20, 2007 in order to have that proposal included in the proxy materials of the Company for such meeting.

If a shareholder wishes to present a proposal at the 2007 Annual Meeting of Shareholders outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shareholder must notify the Company in writing of his or her intent to make such presentation no later than 50 calendar days nor more than 75 calendar days prior to the 2007 Annual Meeting of Shareholders (provided, however, that in the event that less than 65 calendar days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received no later than the close of business on the 15th calendar day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs) and otherwise in accordance with the advance notice provisions in the Company’s bylaws or the Company may have the right to determine and declare to the meeting that such proposal was not properly brought before the meeting in accordance with the bylaws of the Company and/or exercise its discretionary voting authority when such proposal is presented at the 2007 annual meeting, without including any discussion of that proposal in the proxy materials for the 2007 Annual Meeting of Shareholders.

To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or nominee. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel with regard to the bylaws and SEC requirements. The Company may not consider any proposal or nomination that does not meet its bylaw requirements and the SEC’s requirements for submitting a proposal or nomination, and reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Notices of intention to present proposals at the Company’s 2007 Annual Meeting of Shareholders should be addressed to:

Corporate Secretary
Pizza Inn, Inc.
3551 Plano Parkway
The Colony, TX 75056
Fax (469) 384-5061
e-mail: corporate_secretary@pihq.com.

26.	How may I nominate or recommend individuals to serve as directors?

You may propose director candidates for consideration by the Board’s Nominating and Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above. In addition, the Company’s bylaws permit shareholders to nominate directors for election at an annual meeting. To nominate a director, follow the instructions set forth above in the answer to question number 25, “What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders?” plus submit a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to the Company and its shareholders.

27.	How may I obtain a copy of the Company’s bylaw provisions regarding shareholder proposals and director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions. Our bylaws are also available on our website at http://pizzainn.com/investor/bylaws.html.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Company is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our shareholders well and maintaining the Company’s integrity in the marketplace. The Company has adopted a Code of Business Conduct that applies to directors and to all Company employees and a Code of Ethical Conduct for Financial Managers. These codes work in conjunction with the Company’s Articles of Incorporation, Bylaws, and Board committee charters, and together form the framework for governance of the Company. These documents are available at the Company’s website at http://www.pizzainn.com. We will post on this website any amendments to the Code of Business Conduct or waivers of the Code of Business Conduct for directors and executive officers.

The business of the Company is managed under the direction of the Board. Each director is expected to make reasonable efforts to attend board meetings, meetings of committees of which such director is a member and the annual meeting of shareholders. The Board intends to comply with the corporate governance guidelines set forth by The Nasdaq Stock Market (“Nasdaq”) listing standards and Securities and Exchange Commission (“SEC”) rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in order to assure that the Board will have the necessary practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management.

Board Independence and Independence Standards

Each of the Company’s current directors, other than Mr. Clairday and Mr. Taft, qualify as “independent” in accordance with published Nasdaq listing requirements. Mr. Clairday is not standing for reelection to the Board. Independent directors meet at least twice annually apart from other Board members and management representatives.

An independent director must not have any material relationship with the Company, directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining independence, the Board reviews whether directors have any material relationship with the Company. The Board considers all relevant facts and circumstances. In assessing the materiality of a director’s relationship with the Company, the Board considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation.

The Board has nominated for election as directors at the annual meeting of shareholders, two candidates, Steven M. Johnson and James K. Zielke, who are officers and directors of Fox & Hound Restaurant Group. See “Proposal One: Election of Directors” below. Fox & Hound Restaurant Group is partially owned by Newcastle Partners, L.P., which is the Company’s largest shareholder. The Board, with directors John D. Harkey, Jr., Steven J. Pully and Mark E. Schwarz abstaining, has made an affirmative determination that these nominees, if elected, will qualify as independent directors according to NASDAQ Marketplace Rule 4200(a)(15), but neither will qualify as independent under SEC Rule 10A-3(b)(1), and thus neither Mr. Johnson nor Mr. Zielke may serve as members of the Audit Committee. See “Audit Committee Report” below.

Board Structure and Committee Composition

The Board has seven directors and five standing committees: (1) Executive, (2) Audit, (3) Compensation, (4) Finance, and (5) Nominating and Governance. Current copies of the charters for certain Board committees are available to security holders on at the Company’s website at http://www.pizzainn.com. Below is a description of the functions performed by each committee. Each has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable laws and regulations regarding “independence” when applicable and that each member is free of any relationship that would interfere with his individual exercise of independent judgment.

Executive Committee.  This committee will consider issues as directed by the Chairman of the Board. It also may exercise the authority of the Board between Board meetings, except to the extent that the Board has delegated authority to another committee or to other persons, and except as otherwise limited by Missouri law.

Audit Committee.  The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The responsibilities of this committee include reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Company’s auditing, accounting and financial reporting processes generally; reviewing and approving the terms of transactions between the Company and related parties; and such other functions as the Board may from time to time assign to the committee. In performing its duties, the committee seeks to maintain an effective working relationship with the Board, the independent accountant and management of the Company. The specific duties and functions of the Audit Committee are set forth in the Audit Committee Charter. The Charter is reviewed annually and updated as necessary to reflect changes in regulatory requirements, authoritative guidelines, and evolving practices. A copy of the Audit Committee Charter is attached as an appendix to this proxy statement.

The report of the Audit Committee is included in this proxy statement.

Compensation Committee.  The primary responsibilities of this committee are to (a) review and recommend to the Board the compensation of the Chief Executive Officer and other officers of the Company, (b) review executive bonus plan allocations, (c) oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, (d) oversee the Company’s administration of its equity-based compensation and other benefit plans, and (e) approve grants of stock options to officers and employees of the Company under its stock plans. The Compensation Committee’s role includes producing the report on executive compensation required by SEC rules and regulations. The specific duties and functions of the Compensation Committee are set forth in its charter. This charter is reviewed annually and updated as necessary to reflect changes in regulatory requirements, authoritative guidelines and evolving practices.

Finance Committee.  The primary responsibilities of this committee are to (a) monitor present and future capital requirements and opportunities pertaining to the Company’s business and (b) review and provide guidance to the Board and management about all proposals concerning major financial policies of the Company. The Finance Committee’s role includes designating officers and employees who can execute documents and act on behalf of the Company in the ordinary course of business under previously approved banking, borrowing, and other financing arrangements.

Nominating and Governance Committee.  The primary responsibilities of this committee are to (a) recommend the slate of director nominees for election to the Board, (b) identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, and (c) review, evaluate and recommend changes to the Company’s corporate governance practices. The Nominating and Governance Committee’s role includes periodic review of the compensation paid to non-employee directors for annual retainers and meeting fees and making recommendations to the Board for any adjustments. The specific responsibilities and functions of the Nominating and Governance Committee are set forth in its Charter.

Review and Evaluation of Director Qualifications

From time to time the Nominating and Governance Committee reviews the Board to assess the skills and characteristics required of Board members in the context of the current composition of the Board. This assessment includes issues of diversity in numerous factors, understanding of and achievements in the restaurant industry, board service, business, finance, marketing and community involvement. These factors, and any other qualifications considered useful by the Nominating and Governance Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point. As a result, the priorities and emphasis of the Nominating and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Governance Committee has not established specific minimum criteria or qualifications that a nominee must possess.

Identifying and Evaluating Candidates for Directors

Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In the event that vacancies are anticipated or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. In general, candidates for nomination to the Board are suggested by Board members or by employees, and may come from professional search firms or shareholders. The two new candidates standing for election at the annual meeting of shareholders were recommended by current non-management Board members. In 2006, the Company did not employ a search firm or pay fees to third parties in connection with seeking or evaluating Board nominee candidates.

Shareholder Recommendations and Nominations

The policy of the Nominating and Governance Committee is to consider properly submitted shareholder recommendations of candidates for membership on the Board, as described above under “Review and Evaluation of Director Qualifications.” Any shareholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Pizza Inn, Inc.
3551 Plano Parkway
The Colony, TX 75056
Fax: (469) 384-5061
E-mail: corporate_secretary@pihq.com

Shareholders may nominate directors for consideration at an annual shareholders meeting and solicit proxies in favor of such nominees. The Nominating and Governance Committee evaluates candidates proposed by shareholders using the same criteria as for other candidates. For a description of the process for nominating directors in accordance with the Company’s Bylaws, see “Questions and Answers — Shareholder Proposals, Director Nominations and Related Bylaw Provisions — How may I recommend or nominate individuals to serve as directors?” The Company has not received any shareholder director nominations.

Board and Committee Meetings

The Board met four times during the last fiscal year. All directors attended 75% or more of the Board meetings and meetings of the committees on which they served and all seven directors attended the prior year’s annual meeting. Below is a table that provides membership and meeting information for each of the Board committees during fiscal year 2006:

Nominating &
Name	Executive		Audit		Compensation		Finance		Governance

Mark E. Schwarz	X	*
Bobby L. Clairday
John D. Harkey, Jr.			X
Robert B. Page	X		X	(1)	X	(1)	X	*	X	(1)
Ramon D. Phillips	X		X	*	X		X		X
Steven J. Pully					X	*	X		X	*
Timothy P. Taft	X
Number of Meetings in Fiscal 2006	2		5		4		—		1

(1)	Mr. Page resigned his membership on these committees effective as of his appointment as Acting Chief Executive Officer on January 4, 2005. He was reappointed to the Audit Committee on June 27, 2005.

*	Committee Chairman

Communications from Shareholders to the Board

The Board recommends that shareholders initiate any communications with the Board in writing and send them in care of:

Corporate Secretary
Pizza Inn, Inc.
3551 Plano Parkway
The Colony, TX 75056
Fax: (469) 384-5061
E-mail: corporate_secretary@pihq.com

This centralized process assists the Board in reviewing and responding appropriately to shareholder communications. The names of specific intended Board members should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, that correspondence may be forwarded elsewhere in the Company for review and possible response.

Director Compensation

Employee directors do not receive any separate compensation for Board activities. Non-employee directors receive the compensation described below. In addition to an annual retainer, non-employee directors receive fees for each Board and committee meeting attended. Non-employee and employee directors are also reimbursed for their reasonable expenses in connection with attending Board and committee meetings.

The total compensation paid to non-employee directors during fiscal 2006 was $135,250 plus reimbursement of expenses. The following table provides information on how the total amount was allocated.

	Cash		Committee	Equity
Name	Retainer(1)	Meeting Fees	Meeting Fees	Retainer	All Other(2)

Mark E. Schwarz	$23,000	$4,000	$500	—	$10,847
Ramon D. Phillips	17,000	4,000	1,500	—	—
Bobby L. Clairday(3)	17,000	3,000	0	—	1,675
John D. Harkey, Jr.	17,000	4,000	500	—	—
Robert B. Page(4)	17,000	4,000	1,000	—	3,480
Steven J. Pully	17,000	4,000	750	—	—

(1)	Includes a $6,000 retainer for Mr. Schwarz for services as Chairman of the Board.

(2)	This column includes the value of reimbursed expenses incurred by directors in connection with attending Board meetings or other activities directly related to the director’s services as a Board member.

(3)	During fiscal 2006 the Company withheld $7,250 in fees otherwise due to Mr. Clairday and offset those amounts against the Advance Foods Debt (defined below in “Certain Relationships and Related Transactions”). The Company and Mr. Clairday reached an agreement in June 2006 regarding repayment of the debt (see “Certain Relationships and Related Transactions”).

(4)	While serving as Acting CEO of the Company from January 4, 2005 through March 30, 2005, Mr. Page received no compensation for serving as a director, except that he, like all Company directors, was eligible to receive reimbursement of expenses incurred in attending Board and committee meetings.

In addition to annual and meeting fees, each non-employee director is eligible to receive stock option awards under the 2005 Non-Employee Directors Stock Option Award Plan (the “2005 Directors Plan”). Under the 2005 Directors Plan, eligible directors receive, as of the first day of the Company’s fiscal year, options for Common Stock equal to twice the number of shares of Common Stock purchased during the preceding fiscal year or purchased by exercise of previously granted options during the first ten days of the current fiscal year. On the first day of the first fiscal year immediately following the day on which a non-employee director became eligible to participate in the 2005 Directors Plan, that director would receive options to acquire two shares of Common Stock for each share of Common Stock owned by such director on the first day of the fiscal year. Stock options granted under the 2005 Directors Plan have an exercise price equal to the market price of the Common Stock on the date of grant and are first exercisable one year after grant. Each eligible director will be entitled to options for no more than 40,000 shares per fiscal year under the terms of the 2005 Directors Plan.

In fiscal 2006, stock options for 20,000 shares were granted to Mr. Harkey pursuant to the 2005 Directors Plan at an exercise price of $2.74 per share. The $2.74 price per share is the closing price of the Common Stock on June 27, 2005, the date all such options were granted. See “Equity Compensation Plan Information” below.

PROPOSALS TO BE VOTED ON

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Company’s Restated Articles of Incorporation and Amended and Restated Bylaws provide that each director serves a one-year term, with all directors subject to annual election. The Board has nominated five of the seven incumbent directors and two new director candidates for election at the meeting. If elected, each director nominee will hold office until the next annual meeting, or until his successor has been elected and qualified. Each nominee has expressed his intention to serve the entire term for which election is sought. The Board believes that all the nominees will be available to serve as directors. If any nominee is unable to serve or for good cause will not serve, the Board may recommend a substitute nominee or leave a vacancy and fill the vacancy later. The shares represented by all valid proxies may be voted for the election of a substitute if one is nominated.

The Board of Directors recommends a vote “FOR” each of the nominee directors.

Following is the biographical information, as of November 5, 2006, of the nominee directors and, if applicable, the year in which each director was first elected.

New Nominee Directors

Steven M. Johnson, 47, is Chief Executive Officer of Fox & Hound Restaurant Group. From 1992 until 1998, Mr. Johnson was Chief Operating Officer for Coulter Enterprises, Inc., a Pizza Hut franchisee operating 100 Pizza Hut restaurants. From 1985 through 1991, he was Controller for Fugate Enterprises, Inc., a Pizza Hut, Taco Bell and Blockbuster Video franchisee. Previously, he was employed by the accounting firm of Ernst & Young. Mr. Johnson is a C.P.A.

James K. Zielke, 42, is Chief Financial Officer, Treasurer, and Secretary of Fox & Hound Restaurant Group. Prior to his employment with Fox & Hound, Mr. Zielke served as Senior Director-Tax for PepsiCo Restaurant Services Group, Inc. From 1993 through 1997, Mr. Zielke was employed by Pizza Hut, Inc., most recently as Director-Tax from 1995 through 1997. Previously, he was employed by the accounting firm of Ernst & Young. Mr. Zielke is a C.P.A.

Current Directors

Robert B. Page, 46, is a franchisee of Shoney’s, Inc., a family dining restaurant chain. From November 2000 until September 2002, Mr. Page was Chief Operations Officer of Gordon Biersch Brewery Restaurant Inc., a group of casual dining restaurants. From 1993 through 2000 he worked for Romacorp, Inc., which owns Tony Roma’s, a chain of casual dining restaurants, where he was Chief Executive Officer and a board member from 1998 through 2000, and President and Chief Operations Officer from 1993 through 1998. Mr. Page was elected a director of the Company in February 2004, and was appointed as the Company’s Acting Chief Executive Officer in January 2005, a position he held until March 2005.

Ramon D. Phillips, 73, is the former Chairman of the Board, President, and Chief Executive Officer of Hallmark Financial Services, Inc., a financial services company. He served as Chairman, President, and Chief

Executive Officer of Hallmark from 1989 through 2000, and as Chairman through August 2001. Prior to Hallmark, Mr. Phillips had over fifteen years experience in the franchise restaurant industry, serving as Controller for Kentucky Fried Chicken, Inc. (1969-1974) and as Executive Vice President and Chief Financial Officer for Pizza Inn, Inc. (1974-1989). He was a director of the Company from 1980 through 1989 and was elected a director of the Company in 1990 and served through 2002. He served as an advisory director in 2002 and was re-elected as a director in February 2004.

Steven J. Pully, 46, is the President of Newcastle Capital Management, L.P., the general partner of Newcastle Partners, L.P. Mr. Pully is also Chief Executive Officer and a director of New Century Equity Holdings Corp., Chairman of the Board of Whitehall Jewelers, Inc., and was Chief Executive Officer of Pinnacle Frames and Accents, Inc. from January 2003 through June 2004. Prior to joining Newcastle Capital Management, L.P. in late 2001, from May 2000 to December 2001, he was a managing director in the mergers and acquisitions department of Banc of America Securities, Inc. and from January 1997 to May 2000 he was a member of the investment banking department of Bear Stearns where he became a senior managing director in 1999. Prior to becoming an investment banker, Mr. Pully practiced securities and corporate law at the law firm of Baker & Botts. Mr. Pully is a CPA, a CFA and a member of the Texas Bar. Mr. Pully was appointed a director in December 2002.

Mark E. Schwarz, 46, is the Chairman, Chief Executive Officer and Portfolio Manager of Newcastle Capital Management, L.P., a private investment management firm he founded in 1993 that is the general partner of Newcastle Partners, L.P. Mr. Schwarz was appointed Chairman of the Board of the Company in February 2004. Mr. Schwarz is also Chairman of the Board of Hallmark Financial Services, Inc., Bell Industries, Inc. and New Century Equity Holdings Corp., and a director of Nashua Corporation, and S L Industries, Inc. Mr. Schwarz was appointed a director in December 2002.

Timothy P. Taft, 48, was appointed President and Chief Executive Officer in March 2005. Prior to joining the Company, Mr. Taft served as President and Chief Operating Officer of Whataburger, Inc. from October 2000 through October 2005. Prior to that, he served in various senior management positions with Whataburger, Inc. beginning in 1994. Mr. Taft was elected to the board in June 2005.

Except as noted, each nominee has been engaged in the principal occupation described during the past five years. There are no family relationships among any of our directors or executive officers. Company stock ownership for each of these individuals is shown under the heading “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers” and is based upon information furnished by the respective individuals.

PROPOSAL TWO:

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee has selected BDO Seidman, LLP, registered accounting firm, as the independent auditors of the Company for fiscal year 2007. BDO Seidman, LLP has been the Company’s independent registered accounting firm since fiscal year 2004. As a matter of good corporate governance the Audit Committee has determined to submit its selection to shareholders for ratification. Shareholder ratification of the appointment is not required by our bylaws or by any other applicable law. In the event that this selection of auditors is not ratified by a majority of the shares of Common Stock present or represented by proxy at the annual meeting, the Audit Committee will reconsider whether or not to retain BDO Seidman, LLP. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

A representative of BDO Seidman, LLP is expected to be present at the annual meeting, to be available to respond to appropriate questions and to have an opportunity to make a statement.

The Board of Directors recommends a vote “FOR” the ratification of the selection of BDO Seidman, LLP as the Company’s independent registered accounting firm for fiscal year 2007.

EXECUTIVE OFFICERS

The following table sets forth certain information, as of November 5, 2006, regarding the Company’s executive officers:

			Executive
			Officer
Name	Age	Position	Since

Timothy P. Taft	48	President and Chief Executive Officer	2005
Clinton J. Coleman	29	Interim Chief Financial Officer	2006
Ward T. Olgreen	47	Senior Vice President of International Operations and Concept Development	1995
Darrell G. Smith	51	Vice President of Development	2006
Rod J. McDonald	45	Corporate Secretary and General Counsel	2004
Danny K. Meisenheimer	46	Vice President of Brand Management	2003
Jack A. Odachowski	56	Vice President of Supply Chain Management	2005

Biographies Of Non-Director Executive Officers

Clinton J. Coleman was appointed Interim Chief Financial Officer in July 2006. Mr. Coleman also is currently a Vice President of Newcastle Capital Management, L.P., the general partner of Newcastle Partners, L.P. Prior to joining Newcastle in June 2005, Mr. Coleman served as a portfolio analyst with Lockhart Capital Management, L.P., an investment partnership, from October 2003 to June 2005. From March 2002 to October 2003 he served as an associate with Hunt Investment Group, L.P., a private investment group. Previously, Mr. Coleman was an associate director with the Mergers & Acquisitions Group of UBS

Ward T. Olgreen was appointed Senior Vice President of International Operations and Concept Development in September 2006. He served as Senior Vice President of Research and Development and Concept Development from January 2006 until August 2006. In December 2002 he was named Senior Vice President of Franchise Operations and Concept Development. He was appointed Vice President of Concept Development in February 1999 and Senior Vice President of Concept Development in July 2000. He joined the Company in September 1991 and served in a variety of operational positions until his appointment in January 1995 as Vice President of International Operations and Brand R&D.

Darrell G. Smith was appointed Vice President of Development in January 2006. Prior to joining the Company, Mr. Smith served as Group Director of Development Services for Whataburger, Inc. from 2002 through 2005. From 1997 to 2002 he was President and Chief Operating Officer of Embree Group of Companies, a national development and design-build construction group. Mr. Smith is a Registered Professional Engineer.

Rod J. McDonald was appointed Corporate Secretary and General Counsel in August 2004. Mr. McDonald joined the Company in September 1997 and served as Assistant General Counsel of the Company until his appointment as General Counsel. Prior to joining the Company, he was Vice President and Assistant General Counsel for TCBY Enterprises, Inc. He served as Acting Chief Executive Officer of the Company in December 2004 and January 2005.

Danny K. Meisenheimer was appointed Vice President of Brand Management in July 2005. He was named Vice President of Marketing in January 2003 after joining the Company in December 2002. Prior to joining the Company, Mr. Meisenheimer served as Vice President of Marketing for Furr’s Restaurant Group, Inc. since 1995. Mr. Meisenheimer joined the Marketing Department of Furr’s in 1991.

Jack A. Odachowski was appointed Vice President of Supply Chain Management in September 2005. Prior to joining the Company, he served as Vice President of Purchasing and Distribution for RTM Restaurant Group from 2000 through August 2005. Previously, Mr. Odachowski was Vice President of International Purchasing and Distribution for Wendy’s International, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information, as of November 5, 2006, concerning beneficial ownership by:

•	Holders of more than 5% of the Company’s Common Stock;

•	Company directors and each of the named executive officers set forth in the Summary Compensation Table set forth below; and

•	Company directors and executive officers as a group (seven directors and six executive officers).

The information provided in the table is based upon the Company’s records, information filed with the SEC and information provided to the Company, except where otherwise noted.

The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of January 4, 2007 (60 days after November 5, 2006) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

	Shares
	Beneficially	Percent
Name of Beneficial Owner	Owned	of Class

Beneficial owners of more than 5%
Newcastle Partners, L.P.(a)	4,139,990	40.80%
Newcastle Capital
Management, L.P.
Newcastle Capital Group, L.L.C.
300 Crescent Court, Ste. 1110
Dallas, TX 75201
Hoak Public Equities, L.P.(b)	525,000	5.18%
Hoak Fund Management, L.P.
500 Crescent Court, Ste. 220
Dallas, TX 75201
Current directors and named executive officers
Mark E. Schwarz (a)(c)	4,184,990	41.30%
Robert B. Page	0	0
Bobby L. Clairday(d)	7,336	*
Ramon D. Phillips(e)	16,923	*
Steven J. Pully (a)(c)	26,787	*
John D. Harkey, Jr.(c)	30,000	*
Timothy P. Taft(c)	331,205	3.27%
Ward T. Olgreen(c)	114,156	1.13%
Darrell G. Smith	0	0
Danny K. Meisenheimer	922	*
Jack A. Odachowski	1,000	*
New nominee directors
Steven M. Johnson	0	0
James K. Zielke	0	0

All directors, nominees and executive officers as a group	4,592,655	45.30%

*	Represents holdings of less than one percent.

(a)	Newcastle Capital Management, L.P. is the general partner of Newcastle Partners, L.P., Newcastle Capital Group, L.L.C. is the general partner of Newcastle Capital Management, L.P., and Mark E. Schwarz is the managing member of Newcastle Capital Group, L.L.C. Accordingly, each of Newcastle Capital Management, L.P., Newcastle Capital Group, L.L.C. and Mr. Schwarz may be deemed to beneficially own the shares of Common Stock beneficially owned by Newcastle Partners, L.P. In addition, Newcastle Partners, L.P., Newcastle Capital Management, L.P., Newcastle Capital Group, L.L.C., Mr. Schwarz and Mr. Pully are members of a Section 13d reporting group and may be deemed to beneficially own shares of Common Stock owned by the other members of the group. Newcastle Partners, L.P., Mr. Schwarz and Mr. Pully also directly own shares of Common Stock. Mr. Pully disclaims beneficial ownership of the shares of Common Stock beneficially owned by Newcastle Partners, L.P. Mr. Schwarz directly owns 15,000 shares of Common Stock, including options to acquire 30,000 shares of Common Stock.

(b)	Hoak Fund Management, L.P. is the general partner of Hoak Public Equities, L.P., James M. Hoak & Co. is the general partner of Hoak Fund Management, L.P., and J. Hale Hoak is the President of James M. Hoak & Co. Accordingly, each of Hoak Fund Management, L.P., Hoak Public Equities, L.P, James M. Hoak & Co., and Mr. Hoak may be deemed to own the shares of Common Stock beneficially owned by Hoak Public Equities, L.P. Dorothy Tyson Hoak, the spouse of J. Hale Hoak, beneficially owns 5,000 shares of Common Stock as to which beneficial ownership is disclaimed by Hoak Public Equities, L.P.

(c)	Includes vested options and options vesting as of January 4, 2007 (60 days after November 5, 2006) under the Company’s stock option plans, as follows: 30,000 shares for Mr. Schwarz; 17,858 shares for Mr. Pully; 150,000 shares for Mr. Taft; 20,000 shares for Mr. Harkey; and 52,000 shares for Mr. Olgreen.

(d)	Mr. Clairday shares voting and investment power for these shares with his wife, Iva Clairday.

(e)	Mr. Phillips shares voting and investment power for 5,333 shares with the other shareholders of Wholesale Software International, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and the persons who own more than ten percent of the Common Stock to file initial reports of ownership of Common Stock and reports of changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and to furnish the Company with copies of such reports. The Company believes that, during the preceding fiscal year, all of the Company’s executive officers, directors and holders of more than 10% of Common Stock timely filed all reports required by Section 16(a) of the Act, except as noted. One late Form 4 was filed on behalf Mr. Clairday on March 6, 2006 to report a disposition of shares on February 8, 2006. One late Form 3 was filed on behalf of Mr. Smith on June 29, 2006 to report his becoming subject to Section 16 reporting requirements. In making these statements, the Company has relied upon examination of its records, copies of Forms 3, 4 and 5, and amendments thereto, provided to the Company and the representations of its directors, executive officers and 10% shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Company Policies.  It is our policy that all employees must avoid any activity that is or has the appearance of being hostile, adverse or competitive with the Company, or that interferes with the proper performance of their duties, responsibilities or loyalty to the Company. These policies are included in our Code of Business Conduct described above. The Code of Business Conduct can be viewed at the Company’s website at http://www.pizzainn.com. Each director and executive officer is instructed to always inform the Board when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate the Company’s guidelines. If in a particular circumstance it is concluded that there is or may be a perceived conflict of interest, the Board will instruct the Company’s legal department to work with the relevant departments within the Company to determine if there is a conflict of interest. Any waivers of these conflict rules with regard to a director or executive officer require the prior approval of the Board or the Audit Committee.

NASDAQ Rules.  Conflict of interest situations are also governed by the NASDAQ rules defining “independent” director status. Each of our directors other than Messrs. Clairday and Taft qualify as “independent” in accordance with the NASDAQ rules. The NASDAQ rules include a series of objective tests that would not allow a director to be considered independent if the director had certain employment, business or family relationships with the Company. The NASDAQ independence definition includes a requirement that the Board also review the relations of each independent director to the Company on a subjective basis. In accordance with that review, the Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.

SEC Rules.  In addition to the Company and NASDAQ policies and rules described above, the SEC has specific disclosure requirements covering certain types of transactions involving the Company and a director, executive officer or other specified party. Specifically, other than as set forth below, we have not engaged in any transaction, or series of similar transactions, since the beginning of fiscal year 2006, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its affiliates was or is to be a party, in which the amount involved exceeds $60,000 and in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than 5% of the Company’s common stock or members of their immediate family had, or will have, a direct or indirect material interest.

In addition, other than as specifically set forth herein, none of the following persons has been indebted to the Company or its affiliates at any time since the beginning of fiscal 2006: (1) any director or executive officer of the Company, (2) any nominee for election as a director, (3) any member of the immediate family of any of the directors, executive officers or nominees for director, (4) any corporation or organization of which any of the directors, executive officers or nominees is an executive officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities (except trade debt entered into in the ordinary course of business), and (5) any trust or other estate in which any of the directors, executive officers or nominees for director has a substantial beneficial interest or for which such person serves as a trustee or in a similar capacity.

Relationships

The Company is a business organization with diverse operations, and it engages in hundreds of purchase, sale and other transactions annually. Other than as specifically set forth herein we currently have no business arrangements with corporations and other organizations in which a Company director, executive officer or nominee for director may also be a director, trustee or investor or have some other direct or indirect relationship.

Bobby L. Clairday is President and sole shareholder of Clairday Food Services, Inc. and is sole shareholder of Advance Food Services, Inc., both of which are franchisees of the Company. Mr. Clairday also holds area development rights in his own name. Mr. Clairday currently operates 10 restaurants in Arkansas, either individually or through the corporations noted above. As franchisees, the two corporations purchase a majority of their food and other supplies from the Company’s distribution division. In fiscal year 2006, purchases by these franchisees made up 6.5% of the Company’s food and supply sales. Royalty payments, license fees and area development fees from Mr. Clairday and such franchisees made up 3.5% of the Company’s franchise revenues in fiscal year 2006. As of June 25, 2006, Advance Food Services, Inc. and Clairday Food Services, Inc. collectively owed the Company approximately $442,000, primarily for royalties and purchases of products from the Company’s distribution division.

In addition to normal trade receivables, Advance Food Services, Inc. owed the Company approximately $339,000 (“Advance Foods Debt”), representing amounts incurred by Advance Foods, Inc. for royalty and advertising fee payments and Norco product deliveries during a period in 1996 and 1997 following Mr. Clairday’s sale of that company to unrelated third parties and prior to his reacquisition of the company in 1997. Mr. Clairday had guaranteed payment of approximately $236,000 of the Advance Foods Debt (“Guaranteed Amount”). During fiscal 2005 the Company applied against the Guaranteed Amount of the Advance Foods Debt approximately $7,250 in board fees due Mr. Clairday, and on June 20, 2006 the Company and Mr. Clairday entered into an agreement whereby Mr. Clairday paid the Company the remaining balance of the Guaranteed Amount. Approximately $76,000, representing the amount of the Advance Foods Debt either in dispute or not guaranteed by Mr. Clairday, was recognized by the Company as uncollectable. Mr. Clairday is a director of the Company not standing for reelection.

Ramon Phillips, one of the Company’s directors, is an owner and officer of Wholesale Software International, Inc. a franchisee of the Company that currently operates one restaurant in Oklahoma. Purchases by this franchisee comprised 0.4% of the Company’s total food and supply sales in fiscal 2006. Royalties from this franchisee comprised 0.4% of the Company’s total franchise revenues in fiscal 2006. As of June 25, 2006, Wholesale Software International, Inc. owed the Company approximately $10,000, primarily for royalties and purchases of products from the Company’s distribution division.

The Company’s acting Chief Financial Officer, Clinton J. Coleman, is an employee of Newcastle Capital Management, L.P., the general partner of Newcastle Partners, L.P. (“Newcastle”), which is the Company’s largest shareholder. Mr. Coleman assumed the role of Interim Chief Financial Officer in July 2006 and has agreed to serve in such capacity until the Company hires a permanent Chief Financial Officer. The Company has agreed to pay Mr. Coleman compensation of $3,500 per week while he serves as Interim Chief Financial Officer. Pursuant to an agreement with Mr. Coleman, the Company has accrued Mr. Coleman’s compensation expense since his appointment as Interim Chief Financial Officer and anticipates paying that expense in the near future. Mr. Coleman does not receive any other salary, bonus, benefits or perquisites from the Company.

The Board has nominated for election at the annual meeting of shareholders two candidates, Steven M. Johnson and James K. Zielke, who are officers and directors of Fox & Hound Restaurant Group. Fox & Hound Restaurant Group is partially owned by Newcastle Partners, L.P., which is the Company’s largest shareholder.

SUMMARY COMPENSATION TABLE

The following table sets forth the annual compensation of the Chief Executive Officer and the other most highly compensated executive officers of the Company, also referred to as the named executive officers, for the fiscal years ended June 25, 2006, June 26, 2005 and June 27, 2004 (designated as years 2006, 2005 and 2004, respectively).

					Long Term Compensation
					Awards
		Annual Compensation				Securities	Payouts
				Other Annual	Restricted	Underlying	LTIP	All Other
Name and Principal				Compensation	Stock	Options/SARs	Payouts	Compensation
Position	Year	Salary ($)	Bonus ($)	($)	Award(s) ($)	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Timothy P. Taft	2006	5,551	50,000	2,549	—	—	—	462
(President and CEO)	2005	1	—	—	—	500,000	—	594
	2004	—	—	—	—	—	—	—
Ward T. Olgreen	2006	171,360	15,000	5,284	—	—	—	594
(Senior Vice President of International	2005	168,000	33,600	8,352	—	—	—	792
Development and Concept Development)	2004	168,000	33,600	11,555	—	—	—	792
Danny K. Meisenheimer	2006	138,825	10,000	1,388	—	—	—	594
(Vice President of Brand Management)	2005	136,102	15,000	1,388	—	—	—	792
	2004	136,102	27,000	2,617	—	—	—	792
Jack A. Odachowski	2006	150,847	17,848	28,166	—	—	—	594
(Vice President of Supply Chain Management)	2005	—	—	—	—	—	—	—
	2004	—	—	—	—	—	—	—
Darrell G. Smith	2006	95,192	17,500	—	—	—	—	594
(Vice President of Development)	2005	—	—	—	—	—	—	—
Former Officers	2004	—	—	—	—	—	—	—
Kevin A. Kleiner	2006	90,337	8,000	—	—	—	—	—
(Controller and Principal Financial Officer)	2005	89,931	6,000	—	—	—	—	—
	2004	85,553	7,000	2,326	—	—	—	—
Shawn M. Preator	2006	84,150	15,000	8,091	—	—	—	112,685
(Chief Financial Officer)	2005	150,000	30,000	9,139	—	—	—	792
	2004	150,000	30,000	12,124	—	—	—	792

(a)	Mr. Odachowski was appointed Vice President of Supply Chain Management on September 6, 2005.

Mr. Smith was appointed Vice President of Development on November 7, 2005.

Mr. Kleiner served as the Company’s principal financial officer from January 11, 2006 through his resignation on July 7, 2006.

Mr. Preator was Chief Financial Officer of the Company through January 11, 2006. Figures shown for fiscal 2006 are through January 11, 2006, Mr. Preator’s last date of employment. Because of his termination of employment, Mr. Preator received severance benefits described under “Compensation Committee Report on Executive Compensation — Executive Employment Agreements.”

(c)	Mr. Taft was named President and Chief Executive Officer of the Company on March 31, 2005. Mr. Taft’s Employment Agreement with the Company, dated March 31, 2005, provides for a net salary of $1.00 for the first 12 months and for a bonus in the first 12 months to be set by the Board. No bonus was paid in fiscal year 2005. He was granted options to purchase 500,000 shares of the Company’s common stock pursuant to a Non-Qualified Stock Option Agreement dated March 31, 2005. See “Executive Employment Agreements” and “Equity Compensation Plan Information” below for more detail.

(d)	Amounts shown in this column for Mr. Olgreen and Mr. Preator include bonuses described in “Compensation Committee Report on Executive Compensation — Executive Employment Agreements” below, and for Mr. Taft described in “Compensation Committee Report on Executive Compensation — Chief Executive Officer and ’Executive Employment Contracts” below.

Amounts shown in this column for other named executive officers include discretionary bonus payments awarded by the Compensation Committee and the Board and described in “Compensation Committee Report on Executive Compensation” below.

The amount shown for Mr. Odachowski includes a discretionary bonus of $3,000 and hiring and relocation bonus of $14,848, which included a tax gross-up payment of $3,361 reflected in column (e). See the perquisite detail table below.

(e)	For Mr. Preator and Mr. Kleiner, this column includes in 2004 reimbursement of health insurance premiums in the amount of $481 each.

This column also includes the perquisites outlined in the table below valued at the incremental cost of providing such perquisites, as well as tax reimbursements where applicable, for the named executive officers.

			Personal
		401(k)	Automobile		Temporary	Tax
	Term Life	Company	Usage/ Automobile	Relocation	Living	Reimburse-
Name	Insurance	Match	Allowance	Expenses	Expenses	ments

Timothy P. Taft
2006	462	—	2,549	—	—	—
2005	594	—	—	—	—	—
2004	—	—	—	—	—	—
Ward T. Olgreen
2006	594	1,784	3,500	—	—	—
2005	792	1,784	6,573	—	—	—
2004	792	3,215	8,340	—	—	—
Danny K. Meisenheimer
2006	594	1,388	—	—	—	—
2005	792	1,388	—	—	—	—
2004	792	2,617	—	—	—	—
Jack A. Odachowski
2006	594	—	5,000	15,634	4,171	3,361
2005	—	—	—	—	—	—
2004	—	—	—	—	—	—
Darrell G. Smith
2006	594	—	—	—	—	—
2005	—	—	—	—	—	—
Former Officers
Kevin A. Kleiner
2006	—	—	—	—	—	—
2005	—	—	—	—	—	—
2004	—	1,845	—	—	—	—
Shawn M. Preator
2006	—	2,130	5,961	—	—	—
2005	792	2,130	7,009	—	—	—
2004	792	3,000	8,643	—	—	—

The amounts in the 401(k) column above represent Company matching contributions. All such amounts are within United States Internal Revenue Service limits for the applicable plan years.

(g)	Mr. Taft was granted options to purchase 500,000 shares of the Company’s common stock pursuant to a Non-Qualified Stock Option Agreement dated March 31, 2005. The exercise price is $2.50, the fair market value of the Common Stock on March 31, 2005, the date of the grant as defined in the Agreement. As of June 25, 2006, 150,000 of such options are vested. See “Executive Employment Agreements” and “Equity Compensation Plan Information” below.

(i)	For Mr. Preator, for 2006 this column includes the severance payment of $112,685, described under “Executive Employment Agreements — Severance and Change of Control Benefits- Mr. Olgreen and Mr. Preator” below.

This column also includes the value of term life insurance premiums paid by the Company for the benefit of the named executive officers. These values are shown in the perquisite table above.

OPTION GRANTS IN LAST FISCAL YEAR

There were no stock options granted during fiscal year 2006, pursuant to the Company’s 2005 Employee Stock Option Award Plan (the “2005 Plan”) or by individual non-plan option grants, to the Chief Executive Officer and the other most highly compensated executive officers of the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information regarding stock options exercised during fiscal year 2006 and unexercised stock options held at the end of fiscal year 2006 by the Chief Executive Officer and the other most highly compensated executive officers of the Company. The closing bid price for the Company’s Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System, was $2.87 on June 23, 2006, the last trading day of the Company’s fiscal year.

Value of
Unexercised
			Number of		In-the-Money
			Unexercised Options		Options at Fiscal
			at Fiscal Year End		Year End
	Shares Acquired on		(Exercisable/		(Exercisable/
Name	Exercise (#)	Value Realized	Unexercisable) (#)		Unexercisable)

Timothy P. Taft	—	—	150,000	(e)	$55,500
			350,000	(u)	$129,500
Ward T. Olgreen	—	—	52,000	(e)	$26,100
			—	(u)	—
Danny K. Meisenheimer	—	—	—	(e)	—
			—	(u)	—
Jack A Odachowski	—	—	—	(e)	—
			—	(u)	—
Darrell G. Smith	—	—	—	(e)	—
			—	(u)	—
Former Officers			—	(e)	—
Kevin A. Kleiner(a)	—	—	—	(u)	—
Shawn M. Preator(b)	30,000	$26,400	—	(e)	—
			—	(u)	—

(e)	Denotes exercisable options.

(u)	Denotes unexercisable options.

(a)	Mr. Kleiner served as the Company’s principal financial officer from January 11, 2006 through his resignation on July 7, 2006.

(b)	Mr. Preator was Chief Financial Officer of the Company until January 11, 2006, his last date of employment.

The following table shows as of June 25, 2006 the value of outstanding equity awards, including the amount of securities underlying exercisable and unexercisable stock options shown in the table above, and the exercise prices and expiration dates for each such outstanding stock option.

		Number of
		Shares
		Underlying	Exercise Price	Expiration
Name	Grant Date	Options	($)	Date

Timothy P. Taft	3/31/2005	500,000	2.50	3/15/2015
Ward T. Olgreen	7/15/1998	12,000	5.00	7/15/2006
	10/18/1999	2,500	3.63	10/18/2006
	7/3/2000	7,500	3.56	7/3/2006
	5/3/2001	30,000	2.00	5/3/2007
Danny K. Meisenheimer	—	—	—	—
Jack A. Odachowski	—	—	—	—
Darrell G. Smith	—	—	—	—

All options shown for Mr. Taft were granted pursuant to a Non-Qualified Stock Option Agreement dated March 31, 2005. See “Compensation Committee Report on Executive Compensation — Executive Employment Agreements” below.

All options shown for other named executive officers were granted pursuant to the Company’s 1993 Employee Stock Option Award Plan, which expired in September 2003.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of June 25, 2006 regarding the Company’s equity compensation plans.

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding	(Excluding Securities
	Warrants and Rights	Options, Warrants	Reflected in Column (a))
Plan Category	(a)	and Rights	(b)

Equity compensation plans approved by security holders	200,858	$3.13	1,437,758
Equity compensation plans not approved by security holders (c)	500,000	$2.50	0

Total	700,858	$2.68	1,437,758

(a)	In fiscal year 2006, stock options for 20,000 shares were granted to Mr. Harkey at an exercise price of $2.74 per share. Such options were granted pursuant to the 2005 Non-Employee Director Stock Option Award Plan. No options have been granted pursuant to the 2005 Plan. As of June 25, 2006, there were 138,000 vested and unexercised stock options outstanding under the 1993 Employee Stock Award Plan and the 1993 Outside Directors Stock Award Plan, at various exercise prices. The 1993 Employee Stock Award Plan and the 1993 Outside Directors Stock Award Plan expired in September 2003 and no further options may be granted under either plan.

(b)	Under the 2005 Plan 1,000,000 shares are authorized and available for future option grants. Under the 2005 Non-Employee Director Stock Option Award Plan 500,000 shares were authorized and 437,758 are available for future option grants as of June 25, 2006. There are no shares available for grant under the 1993 Employee Stock Award Plan and the 1993 Outside Directors Stock Award Plan, both of which expired in September 2003.

(c)	Reflects shares granted to Mr. Taft in March 2005 pursuant to a Nonqualified Stock Option Agreement described in “Compensation Committee Report on Executive Compensation — Executive Employment Agreements” below.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee administers the Company’s executive compensation program, and its members are appointed by the Board. In this regard, the role of the Compensation Committee is to oversee our compensation plans and policies, annually review and approve all executive officers’ compensation decisions, and administer our stock option plans (including reviewing and approving stock option grants to executive officers). The Compensation Committee’s charter reflects these various responsibilities, and the Compensation Committee and the Board periodically review and revise the charter. The Compensation Committee’s membership is determined by the Board and is composed entirely of independent directors. The Compensation Committee meets at scheduled times during the year, and it also considers and takes action by written consent. The Compensation Committee Chairman reports on its actions and recommendations at Board meetings. The Company’s Human Resources and Legal Departments support the Compensation Committee in its work and in some cases the Human Resources Department acts pursuant to delegated authority to fulfill various functions in administering the Company’s compensation programs. In addition, the Compensation Committee has the authority to engage the services of outside Attorneys, advisers, experts and others to assist it.

The Compensation Committee and the Board have adopted a charter to conform to the Compensation Committee’s responsibilities under the revised NASDAQ standards, new rules adopted by the SEC and the provisions of the Sarbanes-Oxley Act.

Compensation Philosophy and Practice

In its administration and periodic review of executive compensation, the Compensation Committee believes in aligning the interests of the executive officers with those of the Company’s shareholders. To accomplish this, the Compensation Committee seeks to structure and maintain a compensation program that is directly and materially linked to individual performance, operating performance and enhancement of shareholder value.

Tax Deductibility under Section 162(m)

As noted, the Company’s compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the Principal Executive Officer and the other most highly compensated executive officers of the Company. The Compensation Committee currently believes that the Company should be able to continue to manage its executive compensation program for these officers so as to preserve the related federal income tax deductions.

Chief Executive Officer

Mr. Taft entered into an employment agreement with the Company on March 31, 2005, which Mr. Taft has agreed to amend. The agreement is for a term that currently extends through June 30, 2007. The agreement provides that Mr. Taft be paid a total salary in the first 12 months of $1.00 plus any bonus determined by the board. During the six-month period between April 2006 and September 2006, Mr. Taft has agreed to be paid a total salary of approximately $12,000. Pursuant to the agreement, Mr. Taft began receiving a salary at a rate of $300,000 per year in October 2006. In June 2007 Mr. Taft will be eligible for a total bonus potential of $338,000, of which $138,000 is guaranteed.

On March 31, 2005, the Company and Mr. Taft entered into a Non-Qualified Stock Option Award Agreement as a part of Mr. Taft’s employment agreement, pursuant to which Mr. Taft was awarded options for 500,000 shares of Common Stock at an exercise price of $2.50 per share. See “Equity Compensation Plan Information” above and “Executive Employment Agreements” below.

In structuring Mr. Taft’s employment agreement, the Compensation Committee and Executive Committee sought to offer a competitive and fair compensation package tied to Mr. Taft’s experience and qualifications while also aligning his interests with those of the Company’s shareholders. A significant portion of Mr. Taft’s compensation is materially and directly linked to Company performance as a result of the granting of options to him. The options vest in increments from 2005 through 2008. The Compensation Committee believes that Mr. Taft’s salary in the second 12 months, bonus amounts and benefits are comparable to those offered to chief executive officers at similar companies in the quick serve and fast casual dining restaurant segments.

Other Executive Officers

Salaries of the other executive officers are reviewed annually and adjusted based on competitive practices, changes in level and scope of responsibilities, and individual and departmental performance measured against goals. None of the executive officers have employment contracts or change of control agreements.

Stock Options

The Company established the 2005 Plan for the purpose of aligning employee and shareholder interests. The Compensation Committee administers the 2005 Plan. Subject to the terms of the 2005 Plan, and automatic option grants to non-employee directors pursuant to the 2005 Directors Plan, the Compensation Committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms, types and conditions of such awards. The Compensation Committee also has the authority to construe and interpret any of the provisions of the 2005 Plan or any awards granted thereunder.

In determining whether an award should be made, and/or the vesting schedule for any such award, subject to the terms of the 2005 Plan, the Compensation Committee may impose whatever conditions to vesting it deems appropriate. For example, the Compensation Committee may decide to grant an award only if the participant satisfies performance goals established by the Compensation Committee. The Compensation Committee may choose performance periods and performance goals that differ from participant to participant. The Compensation Committee may choose performance goals based on either Company-wide or departmental results, as deemed appropriate in light of the participant’s specific responsibilities. For purposes of qualifying awards as performance-based compensation under Section 162(m), the Compensation Committee may (but is not required to) specify performance goals for the entire Company and/or one or more individual departments. Performance goals may be based upon business criteria including: net income, earnings per share, return on equity, EBITDA, or other financial or performance-related measures. During fiscal year 2006, the Company did not grant stock options to employees.

During meetings of the Compensation Committee in fiscal year 2006, the Compensation Committee reviewed and discussed the Company’s current compensation objectives, the desired mix of cash and equity compensation, and the impact of changes in accounting principles that would require the Company, as of April 1, 2006, to begin recognizing issued and outstanding stock options as an expense. The Compensation Committee has determined to temporarily suspend the granting of stock options, with the exception of the automatic grant provisions in the 2005 Directors Plan for directors acquiring shares of Common Stock during the previous fiscal year. See “Director Compensation” above.

The Company has no current plans to issue stock options to its officers or employees. However, we will continue to monitor changes in the marketplace relating to equity compensation and respond appropriately. We have periodically reviewed our option grant guidelines, among other reasons, in response to evolving market practices and will continue to be vigilant in this regard so that we may consider prevailing market standards in our effort to provide a competitive mix of cash and equity compensation.

Timing and Pricing of Option Awards

It is the policy of the Board and the Compensation Committee when approving stock option grants to employees and directors, whether pursuant to a shareholder approved plan or individual non-plan grants, to price all such grants at the fair market value of the Common Stock on the date of the grant (or, in the case of certain past option grants, at the fair market value of the Common Stock at the close of trading on the trading day immediately preceding the grant date). It is not the policy, practice or intended result of executive management, the Board or the

Compensation Committee in granting stock options to engage in or approve of backdating option grants, selecting option exercise prices that differ from the underlying stock’s price on the grant date (except as may be allowed by applicable laws and accounted for in accordance with generally accepted accounting principles), or timing the grant of options to coordinate with the release of material nonpublic information.

For all option grants made pursuant to shareholder approved plans, option grant exercise prices, method of fixing grant dates, vesting requirements and expiration dates are specified in each such plan. There are currently two such plans, the 2005 Plan and the 2005 Directors Plan. Both plans provide that the date of a stock option award will be the effective date that the award is made to a plan participant. Both plans also provide that all stock option awards will be issued at fair market value, which is defined in the plans as the closing price of the Common Stock on the NASDAQ exchange on the date that the award is made.

Conclusion

We have reviewed with the Company’s executive management all components of compensation paid to Mr. Taft and each of the Company’s principal executive officers in fiscal year 2006, including base salary, bonus and equity compensation, and projected payout obligations under potential severance and change in control scenarios for Mr. Taft. Based upon this review and consideration of the Company’s overall executive officer compensation objectives, the Compensation Committee finds such total compensation to be appropriate, and recommends that the Compensation Committee Report be included in this proxy statement.

Submitted to the Board by the undersigned members of the Compensation Committee.

Compensation Committee

Steven J. Pully, Chairman
Ramon D. Phillips

The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates the Compensation Committee Report therein by reference.

Compensation Committee Interlocks and Insider Participation

Ramon Phillips, one of the Company’s directors and a member of the Compensation Committee, is an owner and officer of Wholesale Software International, Inc. a franchisee of the Company that currently operates one restaurant in Oklahoma. Purchases by this franchisee comprised 0.4% of the Company’s total food and supply sales in fiscal 2006. Royalties from this franchisee comprised 0.4% of the Company’s total franchise revenues in fiscal 2006. As of June 25, 2006 Wholesale Software International, Inc. owed the Company approximately $10,000, primarily for royalties and purchases of products from the Company’s distribution division.

EXECUTIVE EMPLOYMENT AGREEMENTS

Severance and Change in Control Benefits

Mr. Taft and Mr. Olgreen and the Company’s former Chief Financial Officer, Shawn Preator, each were parties to employment agreements with the Company for all or portions of fiscal 2006. These agreements provide for payment of severance benefits under certain circumstances. The severance benefits payable to Mr. Taft and the circumstances under which he would receive such benefits are addressed in his employment agreement, discussed below. Severance benefits could have been payable to Mr. Preator and Mr. Olgreen during part of fiscal 2006 under certain circumstances addressed in their employment agreements, also discussed below. The other named executive officers are not covered under employment agreements or a general severance plan and any severance benefits payable to them would be determined by the Compensation Committee in its discretion.

Mr. Taft

Mr. Taft entered into an employment agreement with the Company on March 31, 2005, which Mr. Taft has agreed to amend. The agreement is for a term that currently extends through June 30, 2007. The agreement provides that Mr. Taft be paid a total salary in the first 12 months of $1.00 plus any bonus determined by the board. During the six-month period between April 2006 and September 2006, Mr. Taft has agreed to be paid a total salary of approximately $12,000. Pursuant to the agreement, Mr. Taft began receiving a salary at a rate of $300,000 per year in October 2006. In June 2007 Mr. Taft will be eligible for a total bonus potential of $338,000, of which $138,000 is guaranteed. The agreement also provides for a grant of 500,000 non-qualified stock options, with 50,000 of such options vesting immediately and the remainder vesting over three years. Mr. Taft may be terminated with or without cause, with the definition of cause including, but not limited to, breach of a monetary obligation to the Company, violation of the compensation agreement, fraud against the Company and failure to substantially perform required duties, each as described in the agreement.

If the Company terminates Mr. Taft’s employment for cause, or if Mr. Taft terminates his employment voluntarily, he will be entitled to a payment in the amount of any unpaid salary accrued through the date of termination, any unreimbursed expenses properly incurred prior to the date of termination and rights granted to him under any executive benefit plan. If the Company terminates Mr. Taft’s employment without cause, he will be entitled to payment of the amounts described above, and, either (a) during the first 12 months of the agreement a lump sum amount equal to $25,000 for each full month he has been employed or (b) commencing on the first anniversary of his employment, an amount equal to 12 months of his then base salary. The amount would be paid, at the Company’s election, in lump sum or in monthly increments. If the Company terminates Mr. Taft’s employment within six months of a change of control he will be entitled to receive payment of all amounts payable under the agreement for termination or resignation with or without cause, plus all then unvested stock options will become immediately exercisable and remain exercisable for 90 days following the date of termination of employment. Mr. Taft may terminate his agreement for “good reason” at any time within six months after a “change of control” of the Company occurs, as those terms are defined in the agreement.

Termination Scenarios for Mr. Taft

The following table is included solely to provide shareholders with a presentation of hypothetical cash severance and option vesting for Mr. Taft that would result under his employment agreement (as described more fully above), had a termination of employment or a change in control followed by a termination of employment occurred on June 25, 2006, the last day of the Company’s fiscal year.

	Salary and Bonus	Stock Options, Expenses and Other

Termination by company for cause or voluntary termination by executive	Unpaid salary accrued through the date of termination. Accrued and unpaid bonus through the date of termination.	Unreimbursed expenses incurred through the date of termination. Rights granted pursuant to executive benefit plan, in accordance with the terms of any such plan.

	Salary and Bonus	Stock Options, Expenses and Other

Termination by company without cause	Unpaid salary accrued through the date of termination. Accrued and unpaid bonus through the date of termination. An amount equal to 12 months of the executive’s then base salary, payable at the Company’s election in lump sum or monthly increments.	Unreimbursed expenses incurred through the date of termination. Rights granted pursuant to executive benefit plan, in accordance with the terms of any such plan.
Termination by executive for good reason within six months following change of control	Unpaid salary accrued through the date of termination. Accrued and unpaid bonus through the date of termination. An amount equal to 12 months of the executive’s then base salary, payable at the Company’s election in lump sum or monthly increments.	Unreimbursed expenses incurred through the date of termination. Rights granted pursuant to executive benefit plan, in accordance with the terms of any such plan. All unvested stock options immediately vest and remain exercisable for 90 days thereafter.

The actual value ultimately realized by Mr. Taft under the equity-based compensation awards set forth in the table will vary based upon, among other factors, the applicable termination provision of the employment agreement, the Company’s operating performance and fluctuations in the stock price of the Common Stock.

Mr. Olgreen and Mr. Preator

On April 22, 2005, Mr. Preator and Mr. Olgreen each entered into an Executive Compensation Agreement with the Company. The agreements each provided for a term through December 31, 2005. Mr. Preator’s agreement provided for salary of not less than his then current salary of $150,000 and a bonus of not less than $30,000. Mr. Olgreen’s agreement provided for salary of not less than his then current salary of $168,000 and a bonus of not less than $33,600. Under the agreements each executive could be terminated with or without cause and each executive could terminate his employment for any reason or for no reason at all.

Under the agreements, if the Company terminated Mr. Olgreen’s or Mr. Preator’s employment without cause, each would be entitled to a lump sum payment equal to six months of the executive’s then current annual salary plus a lump sum payment equal to any unpaid bonus the respective executive would have been entitled to receive had he worked through December 31, 2005. Upon such a termination each would receive for a period of six months following the date of termination of employment, all of the medical, life insurance and other benefits then currently provided to the respective executive, and a lump sum payment of the value of any accrued vacation days and any unpaid “extra days” (as defined in the Company’s employee policy manual) that the executive would have been entitled to receive if the executive had worked through December 31, 2005. If the Company terminated Mr. Olgreen or Mr. Preator for cause, the Company would be required to pay the respective executive salary plus accrued bonus, accrued vacation days and any unpaid “extra days” due to the executive through the date of termination. If Mr. Preator or Mr. Olgreen terminated his employment with or without any reason through December 31, 2005, the Company would be required to pay to the executive a lump sum payment equal to six months of the executive’s then current annual salary plus a lump sum payment equal to any unpaid bonus the executive would have been entitled to receive had he worked through December 31, 2005. Upon such a termination each would also receive a lump sum payment of the value of any accrued vacation days and any unpaid “extra days” that the executive would have been entitled to receive if the executive had worked through December 31, 2005.

On December 28, 2005, Mr. Preator submitted his resignation as Chief Financial Officer of the Company, thereby becoming entitled to receive severance benefits under his employment agreement. The following table sets forth payments made to Mr. Preator under his employment agreement.

	Payment
		Unpaid	Accrued		Tax	Total
Reason for Payment	Salary(1)	Bonus(2)	Vacation(3)	Total	Gross-Up(4)	Payments

Termination by Mr. Preator without reason	$84,150	$15,000	$13,535	$112,685	—	$112,685

(1)	— Represents six months of severance pay and salary through January 11, 2006, Mr. Preator’s last date of employment.

(2)	— Bonus amount accrued for the period from June 16, 2005 through December 31, 2005.

(3)	— 80 hours of vacation time plus 104 hours of additional paid time off.

(4)	— The termination payments were treated as a severance payment for tax purposes.

Mr. Preator also realized a gain of $26,400 on the exercise of 30,000 vested stock options on December 29, 2005.

See “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values” table above.

FEES PAID TO INDEPENDENT AUDITORS

The following table shows the fees the Company paid or accrued for audit and other services provided by BDO Seidman, LLP in fiscal 2005 and 2006.

	BDO Seidman
	2005	2006

Audit Fees	$82,980	$175,194
Audit-Related Fees	21,350	15,149
Tax Fees	7,575	7,950
All Other Fees	—	—

Total	$111,905	$198,293

Audit Fees.  This category represents aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company’s annual financial statements for the years ended June 26, 2005 and June 25, 2006, respectively, and the reviews of the financial statements included in the Company’s Forms 10-Q for those years.

Audit-Related Fees.  These fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, audits of the Company’s benefits plans, review of the Company’s 2006 Uniform Franchise Offering Circular and providing consent to include audited financial statements, and accounting consultations regarding the application of generally accepted accounting principles to proposed transactions.

Tax Fees.  These fees consist of amounts billed by BDO Seidman, LLP for tax services, including preparation and review of the Company’s federal and state income tax returns, during fiscal years 2005 and 2006.

All Other Fees.  No fees falling within this category were paid to BDO Seidman, LLP during fiscal years 2005 and 2006.

In considering and authorizing these payments to the independent auditors for services unrelated to performance of the audit of the Company’s financial statements, the Audit Committee has determined that all such services undertaken by the independent auditors are not inconsistent with the independent auditor’s performance of the audit and financial statement review functions and are compatible with maintaining the independent auditor’s independence.

Policy of the Audit Committee for Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of, the independent auditor. In accordance with Audit Committee policy and the requirements of law, all services to be provided by BDO Seidman, LLP are pre-approved by the Audit Committee. Pre-approval applies to audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular defined task or scope of work and is subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. In fiscal 2006, 100% of all audit services and non-audit services performed by BDO Seidman, LLP were pre-authorized by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is currently composed of three independent directors and acts under a written charter approved and adopted by the Board on April 15, 2003. The Audit Committee reviews its Charter on an annual basis. In October 2006 the Audit Committee adopted and the Board approved certain amendments to the Audit Committee Charter in anticipation of the effectiveness of new SEC rules for review and approval of related party transactions. A copy of the amended Audit Committee Charter is included as an exhibit to this proxy statement. Each of the members is independent as defined by NASDAQ’s listing standards and as required by the Sarbanes-Oxley Act. After a full review and analysis, the Board positively reaffirmed that each member is independent within the meaning of Rule 4200(a)(15) of the listing standards of the NASDAQ and the rules and regulations of the SEC, as such requirements are defined as of the mailing date of this proxy statement. The Board annually reviews the NASDAQ listing standards’ definition of independence for audit committee members and makes an annual determination of the independence of Audit Committee members.

One of the current Audit Committee members, John D. Harkey, Jr., will not stand for reelection as a Board member at the annual meeting of shareholders. The Board has made an affirmative determination that nominees James K. Zielke and Steven M. Johnson, if elected, will not satisfy SEC Rule 10A-3(b)(1), and thus may not serve as members of the Audit Committee. As a result, effective as of the date of the annual meeting of shareholders, the Company believes that it will fail to comply with the audit committee composition requirements under NASDAQ Marketplace Rule 4350(d)(2)(A), which requires that the audit committee be composed of three directors who meet the independence requirements of NASDAQ Marketplace Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Exchange Act. The Company anticipates relying on the cure period provided under NASDAQ Marketplace Rule 4350(d)(4)(B) within which to regain compliance. To regain compliance under that Rule, the Board must appoint a third Audit Committee member satisfying published NASDAQ listing requirements and Exchange Act requirements by the earlier of one year from the date of the event causing the noncompliance or the date of the Company’s next annual meeting of shareholders.

The Board of Directors has determined that at least one member of the Audit Committee, Mr. Phillips, is an “audit committee financial expert,” as defined by SEC rules and regulations. This designation results from a disclosure requirement of the SEC related to Mr. Phillips’ experience and understanding with respect to certain accounting and auditing matters. The SEC believes this designation does not impose upon Mr. Phillips any duty, obligation or liability that is greater than is generally imposed on him as a member of the Audit Committee and the Board, and that his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duty, obligation or liability of any other member of the Audit Committee or the Board. For an overview of Mr. Phillips’ relevant experience, see the section entitled “Continuing Directors” above.

The Audit Committee reviewed and discussed the Company’s audited financial statements with management. It also discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”, as amended by Statement on Auditing Standards No. 90. In addition, BDO Seidman, LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Committee discussed with BDO Seidman, LLP that firm’s independence.

The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s annual report. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent auditor, BDO Seidman, LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements to generally accepted accounting principles.

Based on the discussions with BDO Seidman, LLP concerning the audit, the financial statement review, and other such matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2006 Annual Report on Form 10-K for the fiscal year ended June 25, 2006, for filing with the SEC.

In accordance with the rules of the SEC, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be “soliciting material”, or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, other than as provided in that Item, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Submitted to the Board by the undersigned members of the Audit Committee.

Audit Committee

Ramon D. Phillips, Chairman
John D. Harkey, Jr.
Robert B. Page

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report therein by reference.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative annual total shareholder return (change in share price plus reinvestment of any dividends) on the Common Stock versus two indexes for the past five fiscal years. The graph assumes $100 was invested on the last trading day of the fiscal year ending June 24, 2001. Prior to the first quarter of fiscal year 1998 and subsequent to the second quarter of fiscal year 2001, the Company did not pay cash dividends on its Common Stock during the applicable period. The Dow Jones Equity Market Index is a published broad equity market index. The Dow Jones Travel and Leisure U.S. Restaurants and Bars Index is compiled by Dow Jones and Company, Inc., and replaces the Dow Jones Entertainment and Leisure Restaurant Index charted in this graph in previous years. The Dow Jones U.S. Restaurants and Bars Index is composed of 104 public companies, including the Company, engaged in restaurant or related businesses.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG PIZZA INN, INC., THE DOW JONES US EQUITY MARKET INDEX
AND THE DOW JONES US RESTAURANTS & BARS INDEX

* $100 invested on 6/24/01 in stock or index-including reinvestment of dividends.

MISCELLANEOUS

Annual Report and Form 10-K and 10-K/A

A copy of our 2006 Annual Report, which includes our 2006 Form 10-K and Form 10-K/A, is enclosed. Shareholders may request another free copy of our 2006 Annual Report from:

Pizza Inn, Inc.
Attn: Investor Relations
3551 Plano Parkway
The Colony, TX 75056
(800) 880-9955
http://www.pizzainn.com

Alternative, current and prospective investors can access the 2006 Annual Report on the Investor Relations page of our web site at:

http://www.pizzainn.com

We will also furnish any exhibit to the 2006 Form 10-K and Form 10-K/A as specifically requested.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR ANNEXED HERETO TO VOTE ON THE MATTERS SET FORTH ABOVE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED NOVEMBER 29, 2006. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF PIZZA INN, INC.
(As amended on October 18, 2006)

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures, investigations, and studies of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Pizza Inn, Inc., a Missouri corporation (the “Company”).

I.	PURPOSE

The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, and (3) the independent accountant’s qualifications and independence; (b) prepare the report required by the United States Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement; (c) retain and terminate the Company’s independent accountant; (d) approve audit and non-audit services to be performed by the independent accountant; and (e) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent accountant, and management of the Company.

II.	COMPOSITION

The Committee shall be composed of at least three, but not more than five, members (including a Chairperson), all of whom shall be “independent directors,” as such term is defined by the Sarbanes-Oxley Act of 2002 (“Act”), and in the rules and regulations of the SEC and the Nasdaq stock exchange. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or any securities exchange or market on which shares of the common stock of the Company are traded. All members of the Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand financial statements at the time of their appointment. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The Chairperson will maintain regular liaison with the chief executive officer, chief financial officer, and the lead partner of the independent accountant.

Except for Board and Committee fees, a member of the Committee shall not be permitted to accept any fees paid directly or indirectly for services as a consultant, legal or financial advisor, or any other fees prohibited by the rules of the SEC and the Nasdaq stock exchange. In addition, members of the Committee shall not be an affiliated person (as defined by the Act, SEC, or Nasdaq) of the Company or any of its subsidiaries. Members of the Committee may receive his or her Board and Committee fees in cash, Company stock or options, or other in-kind consideration as determined by the Board or the Compensation Committee, as applicable, in addition to all other benefits that other directors of the Company receive.

III.	MEETING REQUIREMENTS

The Committee shall meet as necessary to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management, employees, outside counsel, the independent accountant, or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments, and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

As part of its responsibilities to foster free and open communication, the Committee should meet periodically with management and the independent accountant in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee, or at least its Chairperson, should meet with the independent accountant and management as necessary to review the Company’s financial statements prior to their public release consistent with the provisions set forth below in Section IV. The Committee may also meet from time to time with the Company’s investment bankers, investor relations professionals, and financial analysts who follow the Company.

IV.	COMMITTEE RESPONSIBILITIES

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the Committee will:

A.	Oversight of the Financial Reporting Process

1. In consultation with the independent accountant discuss the integrity and quality of the organization’s financial reporting process, both internal and external.

2. Consider the independent accountant’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting. Consider alternative accounting principles and estimates.

3. Annually review major issues regarding the Company’s accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and plans by management to address any material internal control deficiencies.

4. Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies, and other areas of oversight applicable to the legal and compliance area as may be appropriate.

5. Meet at least annually with the chief financial officer and the independent accountant in separate executive sessions.

6. Review analyses prepared by management and the independent accountant of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any analysis of the effect of alternative methods under generally accepted accounting principles (“GAAP”) on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

7. Review with management and the independent accountant the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

B. Review of Documents and Reports

1. Review and discuss with management the Company’s annual audited financial statements and quarterly financial statements (including disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation”) and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountant, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent accountant and legal counsel are satisfied with the disclosure and content of such documents.

2. Review and discuss with management and the independent accountant earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release but should generally discuss the types of information to be disclosed and the type of presentation to be made in any earnings release or guidance.

3. Review reports from management and the independent accountant on the Company’s subsidiaries and affiliates, compliance with the Company’s code(s) of conduct, applicable law, and insider and related party transactions.

4. Review with management and the independent accountant any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

5. Assist management in preparing and approving the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

6. Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

7. Review the audited financial statements and discuss them with management and the independent accountant. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of audit adjustments, whether or not recorded, and any such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited consolidated financial statements in the Company’s annual report on Form 10-K.

8. Review any restatements of financial statements that have occurred or were recommended.

C. Independent Accountant Matters

1. Interview and retain the Company’s independent accountant, consider the accounting firm’s independence and effectiveness, and approve the engagement fee and other compensation to be paid to the independent accountant.

2. On an annual basis, the Committee shall evaluate the independent accountant’s qualifications, performance, and independence. To assist in this undertaking, the Committee may request that the independent accountant submit a report (which report shall be reviewed by the Committee) describing (a) the independent accountant’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by government or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent accountant, and any steps taken to deal with any such issues, and (c) all relationships the independent accountant has with the Company and relevant third parties to determine the independent accountant’s independence. In making its determination, the Committee shall consider auditing, consulting, tax services, information technology services, and other professional services rendered by the independent accountant and its affiliates. The committee should also consider whether the provision of any of these non-audit services is compatible with the independence standards under the guidelines of the SEC and of the Independence Standards Board and shall pre-approve the retention of the independent accountant for any non-audit services.

3. Review on an annual basis the experience and qualifications of the senior members of the audit team. Discuss the knowledge and experience of the independent accountant and the senior members of the audit team with respect to the Company’s industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company’s independent accountant.

4. Review the performance of the independent accountant and approve any proposed discharge of the independent accountant when circumstances warrant.

5. Establish and periodically review the Company’s hiring policies for employees or former employees of the independent accountant to ensure that no conflicts exist by virtue of the Company’s employment during the previous twelve months, in a senior management position, former employees of the independent auditor.

6. Review with the independent accountant any problems or difficulties the auditor may have encountered and any “management” or “internal control” letter provided by the independent accountant and the Company’s response to that letter. Such review should include:

(a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

(b) any accounting adjustments that were proposed by the independent accountant that were not agreed to by the Company;

(c) communications between the independent accountant and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency; and

(d) any changes required in the planned scope of the audit.

7. Communicate with the independent accountant regarding critical accounting policies and practices to be used in preparing the audit report, and such other matters as the SEC and the Nasdaq stock market may direct by rule or regulation.

8. Oversee the independent accountant relationship by discussing with the independent accountant the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the independent accountant has full access to the Committee (and the Board) to report on any and all appropriate matters.

9. Following completion of the annual audit, review separately with each of management and the independent accountant any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information

10. Discuss with the independent accountant prior to the audit the general planning and staffing of the audit.

11. Obtain a representation from the independent accountant that Section 10A of the Securities Exchange Act of 1934 has been followed.

12. Discuss any matters required by Statement on Auditing Standards No. 61.

D. Internal Control Matters

1. Discuss with management policies with respect to risk assessment and risk management. Although it is management’s duty to assess and manage the Company’s exposure to risk, the Committee needs to discuss guidelines and policies to govern the process by which risk assessment and management is handled and review the steps management has taken to monitor and control the Company’s risk exposure.

2. Establish regular and separate systems of reporting to the Committee by each of management and the independent accountant regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

3. Review with the independent accountant and management the extent to which changes or improvements in financial or accounting practices have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

4. Advise the Board about the Company’s policies and procedures for compliance with applicable laws and regulations and the Company’s code(s) of conduct.

5. Establish procedures for receiving accounting complaints and concerns and anonymous submissions from employees and others regarding questionable accounting matters.

6. Periodically discuss with the chief executive officer and chief financial officer (a) significant deficiencies in the design or operation of the internal controls that could adversely affect the Company’s ability to record, process, summarize, and report financial data, and (b) any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

7. Take reasonable steps to ensure that no officer, director, or any person acting under their direction fraudulently influences, coerces, manipulates, or misleads the independent accountant for purposes of rendering the Company’s financial statements materially misleading.

8. Review and approve all transactions between the Company and any related person that are required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404 (“Item 404”). “Related person” and “transactions” shall have the meanings given to such terms in Item 404, as amended from time to time.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountant.

V.	ANNUAL EVALUATION PROCEDURES

The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In the review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings, and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate. The Committee may also evaluate its objectivity, knowledge of the Company’s business, and judgment, as well as members’ attendance, preparation, and participation in meetings.

VI.	INVESTIGATIONS AND STUDIES

The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants (without seeking Board approval) to advise the Committee. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies.

VII.	MISCELLANEOUS

Nothing contained in the Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

Charter approved and adopted by the Audit Committee and approved by the Board of Directors on April 15, 2003, and amended by approval and adoption of the Audit Committee and approval of the Board of Directors on October 18, 2006.

/s/  Ramon D. Phillips
Ramon D. Phillips, Chairman

Item 1.	ELECTION OF DIRECTORS

Nominees:  Steven M. Johnson, James K. Zielke, Jr., Robert B. Page, Ramon D. Phillips, Steven J. Pully, Mark E. Schwarz, Timothy P. Taft (or any substitute nominee or substitute nominees, if any of the foregoing persons is unable to serve or for good cause will not serve)

	FOR	WITHHELD FOR ALL		WITHHELD FOR: (Write that nominee’s name in the space provided below).
	☐	☐
Item 2.	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS, BDO SEIDMAN, LLP
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
If you plan to attend the Annual Meeting, please mark the WILL ATTEND block.

                             WILL
                             ATTEND  ☐

Date _ _, 2006
Signature
Signature if held jointly

NOTE:  Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title.

∆                                     ∆
FOLD AND DETACH HERE

PROXY

(1) THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PIZZA INN, INC.
3551 Plano Parkway
The Colony, Texas 75056

Annual Meeting of Shareholders on December 13, 2006

The undersigned, revoking all proxies heretofore given, hereby appoints Rod J. McDonald and Clinton J. Coleman, or either of them, as proxies of the undersigned, with full power of substitution and resubstitution, to vote on behalf of the undersigned the shares of Pizza Inn, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., Dallas time, on Wednesday, December 13, 2006, at the Company’s corporate offices, 3551 Plano Parkway, The Colony, Texas 75056, and at all adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as specified on the reverse side of this card and on such other matters as may properly come before the meeting or any adjournments thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted by the Proxies in the manner designated below. If this Proxy is returned signed but without a clear voting designation, the Proxies will vote FOR Item 1 and Item 2.
Please mark Your votes as indicated in this example.
☒
The Board of Directors recommends a vote FOR Item 1 and Item 2.